CONTRACT OF PURCHASE AND SALE AND OTHER SETTLEMENTS

By this present private contract, the parts, on one side:

•
UNIVEN PETROQUIMICA LTDA., with its headquarters located at Rua Mediterraneo, 290, conjunto 01, Terreo, Jardim do Mar, Sao Bernardo do Campo, SP., CEP 09750-420, registered with CNPJ under number 67.276.923/0001-41, which has its articles filed at JUCESP under number 35.210.588.453, session of July 19, 2002 and last amendments filed under number 216.262/06-9, on September 6, 2006, represented in this contract by its main partner VIBRAPAR PARTICIPACOES LTDA., shareholding company with limited responsibility, located in the City of Sao Paulo, Alameda Vicente Pinzon, 173, 13th floor, Vila Olimpia, CEP 04547-130, registered at JUCESP under number 35216695618, in session of Dec. 28, 2000, registered with CNPJ under number 04.211.528/0001-60, represented in this contract by its administrators, Alexandre Argoud Malavazzi, Brazilian, businessman, married under partial common property, born in Sao Paulo, Identification number 19.936.431-X-SSP/SP, CPF no. 132.367.878-64, address and residence at Rua Marcus Pereira, 37, apt. 81, Morumbi, Sao Paulo, SP, and Joao Deguirmendjlan, Brazilian, businessman, married under total common property, born in Sao Paulo, Identification no. RG 5.301.096 SSP/SP, CPF no. 529.470.258-49, address and residence at Rua Realengo, 133, apt. 211, Pinheiros, Sao Paulo, SP, being that UNIVEN has 84% of the Capital Stock of ‘Destilaria Simoes’ (described below).

•
Mr. Werner Jose Brancaglion Rottgering, Brazilian, married under partial common property, businessman, Identification number 19.164.818-8 SSP/SP, CPF/MF no. 148.076.058-79, address and residence at Rua Leonardo Mota, no. 66, apt. 51, Butanta, Sao Paulo, SP, from here on named ‘WERNER’; holder of 4% of stock shares of the “Destilaria de Alcool Simoes Ltda.”

•
Mrs. Eunice Granato Quecine, Brazilian, widow, tradeswoman, Identification number 5.432.844 SSP/SP, CPF/MF no. 139.451.688-64, address and residence at Rua Voluntarios de Piracicaba, no. 737, apt. 71, Centro, Piracicaba, SP, from here on named ‘EUNICE’; holder of 4% of stock shares of the “Destilaria de Alcool Simoes Ltda.”

•
Mrs. Luciana Simões de Almeida Kfouri, Brazilian, married under partial common property, dental surgeon, Identification number RG n° 17.081.635 SSP/SP, CPF/MF n° 099.325.948-06, address and residence at Rua Manoel de Azevedo, n° 95, Recanto dos Pinheiros, Matão-SP, from here on named “LUCIANA”; holder of 0,8% of stock shares of the “Destilaria de Álcool Simões Ltda.”

•
Mr. Jairo Simões de Almeida, Brazilian, married under partial common property, businessman, Identification no. RG 10.704.980 SSP/SP, CPF/MF no. 026.981.488-45, address and residence at Rua Professor Joaquim Teixeira, no. 355, Cecap, Tatuí-SP, from here on named “JAIRO”; holder of 3,6% of stock shares of the “Destilaria Simões.”

•
Mr. Fábio Simões de Almeida, Brazilian, judicially separated, businessman, Identification no. RG 11.737.287 SSP/SP, CPF/MF no. 026.981.498-17, address and residence at Rua Juvenal de Campos, no. 908, Tatuí-SP, Butantã, São Paulo-SP, from here on named “FÁBIO”; holder of 3,6% of the stock share of the “Destilaria Simões.”

(UNIVEN, WERNER, EUNICE, LUCIANA, JAIRO and FÁBIO from here on named together, as SHAREHOLDERS, and, separately, COMPANY SHAREHOLDER):

• DESTILARIA DE ÁLCOOL SIMÕES LTDA., limited partnership, with its headquarters at Bairro Congonhal, s/n, Tatuí-SP, CEP: 18270-000, with its articles of constitution filed at the ‘Junta Comercial do Estado de São Paulo’ under no. NIRE 35.208.107.761, registered in CNPJ under no. 59.243.733/0001-08, from here on named “SIMÕES”, this company, in this Contract, intermediates as consentor of the present transaction for all its SHAREHOLDER partners qualified above, in the case of option on the acquisition only of their assets, as agreed below;

• VIBRAPAR PARTICIPAÇÕES LTDA., qualified above, which at this time comes as guarantor, as agreed below;

• Mrs. CECÍLIA SANSIGOLO SIMÕES DE ALMEIDA, Brazilian, widow, housewife, Identification no. RG 2.615.251 SSP/PI, Tatuí, São Paulo, CPF no. 110.344.728-95, address and residence at Rua Treze de Fevereiro, no. 577, Tatuí, São Paulo; (Together with LUCIANA, JAIRO AND FÁBIO are owners of two glebes of land which added have an area of 11 ‘alqueires’ (Brazilian land measurement, 24,200m2(paulista) = 1 alqueire), where the “Destilaria Simões” is located, from here on named OWNER OF THE LANDS).

(OWNER OF THE LANDS, THE SHAREHOLDERS named together, SELLERS and separately SELLER)

and, on the other side,

•
COMANCHE DO BRASIL PARTICIPAÇÕES LTDA., limited partnership company, with its headquarters in the Capital of the State of São Paulo, at Alameda Campinas, 463, 7th floor, registered in CNPJ under no. 07.751.535/0001-43, in this contract represented by its Director, Mr. Ivo Tolesano Júnior, Brazilian, married, business administrator, Identification no. RG 5.233.932 SSP/SP, CPF/MF no. 579.584.918-91, address and residence in the Capital of São Paulo, with office at Rua Funchal, 375, 8th floor, from here on named PURCHASER;

(SELLERS AND PURCHASER named together, as Parts and, individualy as Part).

PRELIMINARY CONSIDERATIONS

CONSIDERING THAT:

I. OWNER OF THE LANDS, is owner of the rural property, (described in the plan), where the industrial park of SIMÕES is installed, properly registered in a larger area, registration no. 23799 of the registration of Properties of Tatuí, where the industrial park of SIMÕES is located, according to description in Enclosure “A” (“Industrial Area”);

II. SIMÕES is the lessee or partner of agricultural property, which is properly planted with sugar-cane (the "Agricultural Leases”), as described in Enclosure “B” of this document;

III. SIMÕES is owner of certain assets, equipment, sugar-cane and other goods related to the agricultural activity, of grinding, transportation, distillation and production of alcohol and its by-products, including, among others, those described and characterized in Enclosure “C” of this document, that, together with the Agricultural Leases, represent the totality of the assets of SIMOES up to the present date, and it can become owner of other assets related to the activity of production of alcohol between the present date and the Closing date (the "Assets" - also understood as the contracts of Agricultural Leases).

IV. UNIVEN, WERNER, EUNICE, LUCIANA, JAIRO AND FÁBIO are title holders and legitimate proprietors of the totality of the representative shares of 100% (a hundred percent) of the capital stock of SIMÕES (the "SHARES"), in the constant proportion in its partnership deed mentioned above, these shares being free from any encumbrance, obligations, duties, responsibilities or debts with third parties;

V. SIMÕES is obligated to pay debts and obligations described in Enclosure “D” of this contract, in which the totality of the debts and obligations of Simões raised up to present date and those due until January 31, 2007 (the "Debts and Existent Obligations”).

VI. Observed the conditions established in this contract, the PURCHASER promises to acquire concomitantly, (i) from the SHAREHOLDERS the Shares or the Assets, and the SHAREHOLDERS promise to alienate to the same; and (ii) the Area of Industry of the Owner of the Lands, and the Owner promises to sell the Area of Industry to the PURCHASER;

THE PARTS DECIDE to make this Private Instrument of Purchase and Sale and Other Settlements (“Contract”) which will regulate the acquisition for the PURCHASER (i) of the Area of Industry together with the Owner of Lands; (ii) of the Shares or of the Assets together with the SHAREHOLDERS.

SECTION ONE
TOTAL AGREEMENT

1.1. Through this Contract, the Parts agree that the obligations established in any documents or previous understandings, be it in writing, or verbally, that the Parts or any part related have negotiated in relation to the Areas of Industry, to the Assets and the Shares were properly executed on this date, and the terms and conditions foreseen substitute all and any previous agreement by the Parts or by the parts here listed.

SECTION TWO
CLOSING

2.1. On the date that all the Closing Conditions are executed, as defined below in Section Four, (the "Closing Date”), in agreement with the terms and conditions of the present Contract, simultaneously:

(i) the PURCHASER will acquire from the OWNER OF THE LANDS the Area of Industry;

(ii) the PURCHASER will acquire from SIMÕES the rights and obligations related to the Agricultural Leases;

(iii) the PURCHASER will acquire from the SHAREHOLDERS:

(A) In the case that the condition from Clause 2.2. (i) below has been satisfied, the Shares;

or

(B) In the case that the condition foreseen in Clause 2.2 (i) has not been satisfied, but the conditions foreseen in the Clauses 2.2. (ii) and 2.3. have been executed, the Assets.

2.2. For the purpose of determination of the modalities of acquisition of the PURCHASER foreseen above in Clause 2.1, the Parties agree to the following conditions to be satisfied:

(I) For the PURCHASER to realize the acquisition of the Shares, it is indispensable the accomplishment of an accounting audit in SIMÕES in agreement with the accounting principals generally accepted in Brazil, satisfactory to the PURCHASER and its expenses. In case the Parts and the Audit company contracted by the PURCHASER agree that a conclusion of the referred audit is viable, the Parts will decide to proceed in the transaction in this modality.

For the due ends of the accounting audit the SHAREHOLDERS promise to cooperate and to undertake the best efforts, making all the information and necessary documents available for the referred accounting audit in the smallest possible period of time, or still, at the discretion of the SELLERS, the presentation of financial statements audited by company of independent audit registered with (CVM) Commission of Real Estate Values, indicated by the SELLERS, and paid and accepted by the PURCHASER, obeying the international norms of accounting audit, financial statements which should be revised by another audit company to be indicated and contracted at the PURCHASER’S discretion, including in relation to the methodology of the audit undertaken by the auditors indicated by the SELLERS (hereon named "Accounting Revision”).

(ii) In the case that the Parts agree, after the end of the Audits, SHAREHOLDERS should proceed to all the necessary acts to make effective and valid a reduction of the capital stock of SIMÕES, by means of the payment and distribution 'in natura' to SHAREHOLDERS of the totality of the Assets.

2.3. On the Closing Date, SELLERS and PURCHASERS should accomplish the transference of the Area of Industry, of the Agricultural Leases and of the Assets or of the Shares, according to the case, by means of the practice of all the necessary acts for the effectivation of the operation here contemplated, as, for example, the officiating of the public deed of purchase and property sale and the instrument of alteration of the Contract of SIMÕES (“Closing Documents”), being observed the determination in item 3.2 (i) below, being certain that the transfer of the totality of the Area of Industry and of the Agricultural Leases will be conditioned to the transfer of the Assets or of the Shares, and vice-versa, these transfers should happen simultaneously on the Closing Date.

2.4. Starting from the formalization of the instruments above mentioned in item 2.3, the rights, obligations and respective credits foreseen in the present Contract are individualized and personalized according to each document made between the parts, continuing in effect the obligations of the present Contract in total effect, as for its parts in the terms of this Contract, in specific form to each object of its respective instruments.

SECTION THREE
PRICE OF PURCHASE AND PAYMENT OF THE PRICE OF PURCHASE

3.1. On the Closing Date, and as long as the conditions of Closing foreseen below in Section Four have been totally satisfied, at the reasonable discretion of the PURCHASER, the PURCHASER, or who was designated by the PURCHASER, will pay to the SELLERS, in the quality of price for the Area of Industry, for the Agricultural Leases and for the Shares or Assets, the value defined below in the clauses (together with, the "Price of Acquisition"), in the way and in the conditions established in the following clauses.

3.2. The PURCHASER will pay the SELLERS the total value of R$63.000.000,00 (sixty-three million Reais), deduced from the Debts and Existent Obligations, updated until the closing, being that any other debts, contingencies, liabilities, obligations or fiscal disputes, working and welfare disputes, that can add expenses or affect the ownership right and domain of the area of Industry, of the Agricultural Leases, of the Shares or of the Assets, and of SIMÕES, as well as its effective and valid alienation - together, "Debts of the Destilaria Simões" (except the debts in Enclosure D, starting from February, 2007, that starting from then will be assumed by the PURCHASER, in the eventuality of the materialization of the business. Any of the values in Enclosure D and paid by the SELLERS before the Closing Date, with expiration date after February 2007, will be reimbursed on the Closing Date, being that the balance after eventual discounts will be paid to the SELLERS in one payment) after being signed and after delivery of Final Documents which will formalize the transactions.

3.2.1. The Debts of the Destilaria Simões whose payments are not the responsibility of the same (SIMÕES) and that should be paid on occasion of the Closing, will be paid directly by the PURCHASER to the respective creditor, by bill and order of the SELLER responsible for the payment, being that the value paid be deduced automatically from the Price of Acquisition as foreseen above.

3.2.2. The PURCHASER will be aware that, in the eventual closing of the business, he should take out from the payment, only the part belonging to UNIVEN, the amount of R$15.000.000,00 (Fifteen million Reais) that will be directly paid to BRASKEN S/A, according to contract of warranty given to the same by such SELLER, after referred payment, not to remain any debt obligation, dispute or warranty on any of the Assets, of the Shares or of the Area of Industry, according to the case.

3.3. The PURCHASER will also be aware that, in the eventual closing of the business, he will also owe, besides what is mentioned in item 3.2.2., to take from the payment, only the part belonging to UNIVEN, the amount of R$ 16.990.848,00 (Sixteen Million, Nine hundred and Ninety Thousand, Eight hundred and Forty Eight reais) that will be directly paid to Petrovia, according to NP 01/01 of the purchase and sale contract of the stock shares of 10/10/2006, of which the expiration date will be March 10, 2007, after which payment, there will not remain any obligation, debt, dispute or warranty on any of the Assets, of the Shares or of the Area of Industry, according to the case.

3.4. In case the property that composes the Area of Industry, as described in Enclosure A, or the Agricultural Leases, as described in Enclosure B, present any difference between the area ‘ad corpus’ and the area of the property superior to 5%, the PURCHASER and the SELLERS should negotiate in good faith the respective reduction or proportional increase of the Price of Acquisition, in order to compensate the PURCHASER for the loss of the Area of Industry or of the sugar-cane plantation in the Agricultural Leases.

3.5. Each portion of the acquisition Price will be paid to SHAREHOLDERS and to the OWNER OF THE LANDS in agreement with the percentage defined in Enclosure 3.5., after the respective deductions foreseen in this third clause.

3.7. The Parts agree that all the relative costs for the formalization of the Closing Documents, especially the rates and emoluments paid to realize the registration of property and domain transfer of the Area of Industry, among which stand out the transmission tax of properties - ‘inter vivos’ and emoluments of the purchase and sale of property deed, will be supported by the PURCHASER.

3.8. The SELLERS and the PURCHASER respectively recognize and accept, observing what is allowed in law, that they will adopt and use the values effectively allocated to each asset or class of assets, in all the declarations or statements of federal and state taxes or of other applicable instances, abstaining from adopting any position voluntarily inconsistent in that sense, when proceeding for the preparation of such declarations or tax statements, in restitution forms or, still, in any action or process that may come to be instituted with relationship to the mentioned declarations or tax statements. Nevertheless any disposition contrary to those contained in the present contract, the commitment foreseen above will subsist to the Closing Date, in a restricted way the legal responsibility and for the period of the legal prescription of the respective obligations.

SECTION FOUR
SUSPENSIVE AND/OR RESOLUTIVE CONDITIONS

4.1. The Parts in this act agree that, as a precedent condition to the consummation of the operation here contemplated and to the effective alienation of the Area of Industry and of the Shares or Assets, according to the case, the terms of this Contract, by means of the payment of the Price of Acquisition, the following conditions (the "Closing Conditions"), should be completely satisfactory, should be in force and should be satisfactory to the PURCHASER, as follows:

a) Declarations and Warranties: The declarations and warranties rendered by the SELLERS, as established below in Section Five (the "Declarations and Warranties") should be correct and complete and should continue to be valid on the Closing Date, the PURCHASER having received the documents and enough information evidencing, for the PURCHASER’S satisfaction, that the referred Declarations and Warranties are complete and valid.

b) Audits: The legal, financial and accounting audits, including, but without limitation, the Accounting Revision, should be enough to confirm the Declarations and Warranties, to define the current and historical situation of the assets and liabilities of SIMÕES, and to allow that the consolidation of the transaction is approved in the PURCHASER’S Patrimonial Statement, in agreement with the accounting principals generally accepted in the United States of America ("US GAAP"), without any exception;

c) Technical Report: The confirmation, by specialized professionals to be hired by the PURCHASER, that the Assets of SIMÕES are capable of operating in an efficient, reliable, continuous and in a consistent way with the economic expectations, to industrialize, at least, 550.000 tons of sugar-cane per crop, or superior value, having been administered and operated in its normal course of business by SIMÕES; the distillation equipment is not included in this report. Its nominal capacity recognized by the parts is of 120.000 liters/day.

d) License and Registrations: The confirmation, by specialized professional to be hired by the PURCHASER, that the PURCHASER possesses all the licenses of installation and/or operation licenses, State Registration and all the other ones requested by the legislation and regulations in force;

e) Confirmation of the Agricultural Areas: The confirmation, by specialized professional to be hired by the PURCHASER, that the Lessee of the Lands is detainer of lease contracts in the total volume of at least 710 alqueires(‘paulista’, which is equivalent to 24,200m2 each), on which are already planted sugar-cane, and will still be planted approximately 260 ‘alqueires’ in the first quarter of 2007, generating in this way a crop expectation for the crop of 2007/2008 of 160.000 tons of its own sugar cane, contracts which are made according to the normal practices on the market; and where the is evidence of additional areas for leasing and expansion of the plantation of SIMÕES;

f) Supply of Raw Material by Third Parties: That evidence exists of the availability of sugar-cane from third parties in an approximate annual volume of 240 thousand tons, which can be acquired according to the habitual practices of market;

g) Contribution Clearance Certificates: That the following certificates be issued, on behalf of SIMÕES: (a) “Certidao Conjunta Negativa de Debitos relativos a Tributos Federais e a Divida Ativa da Uniao” (Clearance Group Certificate of Debts on Federal Taxes and Outstanding Debt of the Union); (b) “Certidao negativa de debitos emitida pelo Instituto Nacional de Seguridade Nacional - INSS” (Clearance certificate of debts issued by the National Institute of Social Security - INSS), regarding the payment of social contributions, and (c) “Certidao Negativa de debitos emitida pelo fundo de Garantia por Tempo de Servico - FGTS” (Clearance certificate of debts issued by the Fund of Guarantee for Time of Service - FGTS), which is necessary, so that the Shares are transferred to the PURCHASER or so the reduction of capital of SIMÕES can be realized with the distribution ‘in natura’ of the assets to its partners.

h) Reduction of the stock capital of SIMÕES: Effectivation of the reduction of capital of SIMÕES and distribution ‘in natura’ of the Assets to the partners, as foreseen in clause 2.2 (ii) of the present contract, being this condition only applicable if the acquisition takes place in the modality foreseen in clause 2.1 (iii) (B).

i) Documents: The practice of acts and the officiating of all additional documents that come to be necessary for the consummation of the operation contemplated here.

SECTION FIVE
DECLARATIONS AND WARRANTIES

5.1. The determination in clause 7.1.1 below, being observed, the SELLERS render each one, individual, solidary and unlimited, the following Declarations and Warranties, which should be true and correct on the Closing Date:

a) Observance to the Laws. The operations and activities of the SELLERS related to SIMÕES, to the Assets and to the Area of Industry, should not violate any determination or applicable law of any governmental organization, nor should the SELLERS receive any warning or notification that such violations were or could become imputed by them. That they are not in course or, except for better judgment of the SELLERS, there are no investigations or analyses by any Governmental Organization, involving the SELLERS or the Assets and the Area of Industry, nor the SELLERS have received any warning or notification concerning the intention of governmental organizations in proceeding in that sense.

b) Corporate Constitution and Capital Stock of SIMÕES. SIMÕES is a limited partnership constituted and legally existent and in regular situation, having full power and corporate authorization to conduct its business as it is now doing and is authorized to possess the properties and the goods that it now possesses. The capital stock of SIMÕES is, on this date, R$20.227.200,00 (Twenty Million Two hundred and twenty-seven Thousand and Two hundred reais) and it is divided and represented by Shares, which were integrated properly by the SHAREHOLDERS. All the Shares are free and disentangled of any commission, pawn, obligation and warranty and rights of any nature. The SHAREHOLDERS didn't check, nor do options exist, preference rights, pawn or other relative similar rights to the Shares. There is no lawsuit, administrative process or other fact or circumstance that could impede or interfere in the transfer of the Shares in the terms of the present Contract.

c) Constitution, Power and Authorization. The SELLERS have full power to officiate this Contract, to execute its obligations now assumed and to consummate the operations contemplated in the present Contract, having been taken the necessary measures for the authorization and the consummation of the operation object of this Contract, not being necessary, therefore, that any additional measures be taken so that the signature and the formalization of this Contract can take place.

d) Titleholder of the Area of Industry. OWNER OF THE LANDS is the titleholder, legitimate owner of the two glebes of land leased to the “Destilaria Simões” and where the assets that compose the Area of Industry are, as described in Enclosure A and registration copy in larger area n° 23.799, of the “Cartorio de Registro de Imoveis de Tatui,” and that the same are free and disencumbered of any commission, pawn, obligation and warranty and rights of any nature, and that the OWNER OF THE LANDS didn't officiate any contract or agreement, except the one of leasing for Simões, that has as its object the Area of Industry or the pawn constitution or other relative similar rights to the same ones.

e) Titleholder of Assets. SIMÕES or the SHAREHOLDERS, as the case may be, is (are) titleholder(s), legal owner and owns the totality of Assets, as described in Enclosure C and that the same are free and disencumbered of any commission, pawn, obligation and warranty and right of any nature. SIMÕES and/or the SHAREHOLDERS did not officiate any contract or agreement that has as its object the Assets or the pawn constitution or other relative similar rights to the same ones.

f) Capacity of the Assets. The necessary Assets for the operation of the business of the SELLERS, are physically located inside the property that compose the Area of Industry, and they are capable of operating according to description of the Capacity of the Assets, having been administered and operated in its normal course of business by the employees of SIMÕES, and all the production accomplished by the Assets and in the Area of Industry after the present date, as well as the stock on the Closing Date is not the object of sale contract or of similar contract, nor it is subject to any commitment, obligation or other commission, the responsibility for execution belonging exclusively to the SELLERS, with the exception of what is in clause 3.2.

g) Obligations of the SELLERS. The SELLERS, together or individually: (i) have no obligation or responsibility, incurred, contingent or of any other nature, including civil, commercial, fiscal, environmental, employment or welfare that can affect the respective ownership rights on the Shares, the Assets and the Area of Industry and they didn't assume any obligation or responsibility involving the Shares, the Assets and the Area of Industry; (ii) they are not parts, nor are they subject to, any litigation, judicial or administrative process, in any instance that can affect the Shares, the Assets and the Area of Industry; and (iii) they are not guarantors, guarantees or any other form of guarantors of any obligations nor are parts of any contract for force of which they put under an obligation to honor any obligations that in some form can commit the Shares, the Assets and the Area of Industry, except for the warranty rendered to the company BRASKEN S/A, which should be free and disentangled of everybody and any obligation according to clause 3.2.2.

h) Normal Operation. SIMÕES and the Assets will be administered and operated between the present date and the Closing Date in its respective normal courses of business.

i) Non distribution of assets or resources. Between the present date and the Closing Date, SIMÕES didn't distribute or commit distribution, and SHAREHOLDERS didn't practice any act nor oriented SIMÕES to distribute or assumed any commitment to distribute, to give or encumber, direct or indirectly, any of its assets, resources, including available funds to any title of SIMÕES, to the SHAREHOLDERS themselves, its related parts or third parties, except if in another way contemplated in this Contract.

j) Recruiting with related parts. The SELLERS didn't officiate nor committed to officiate any agreement, contract or arrangement involving the Shares and/or the Assets and/or the Area of Industry and/or the business of the SELLERS with any of its related parts.

k) Permissions, Licenses and Authorizations. SIMÕES and the OWNER OF THE LANDS assist, on this date, to all the approaches, legal and technical demands, and necessary requirements for the obtaining of all the permissions, licenses and authorizations demanded by the legislation and regulation in force, including the definitive licenses of operation, for the regular operation of the business of SIMÕES, and on the Closing Date the same should have in its respective names all the permissions, licenses and authorizations demanded by the legislation and regulation in vigor, including the definitive licenses of operation, for the regular operation of the business of SIMÕES, valid and in force. SIMÕES and OWNER OF THE LANDS meet in strict observance to all the regulations, permits, governmental decrees, normative instructions, laws, norms and pertinent demands of protection to the environment instituted by the competent organs and municipal, state and federal departments.

l) Total Divulgation. All the documents, contracts, instruments, certificates, warnings, consents, sworn in declarations, letters, declarations, enclosures (including, among others, the Enclosures that constitute integral part of the present contract) and other documents given by the SELLERS, or in their names, to the PURCHASER or the person indicated by him about the present Contract or the operations in him contemplated are faithful, complete and authentic. No Document supplied by the SELLERS, or in its name, to the PURCHASER or the person indicated by him in this contract or with relationship to the operations contains untrue declarations, or omits important facts whose divulgation in this contract is compulsory or necessary so that the declarations may not become false or be mistaken, in the context they are in.

m) Inclusion and Sufficiency of the Documents. The transmission instruments and conference to be officiated by the SELLERS and given to the PURCHASER, in the Closing will be valid and executable in agreement with its respective terms, being enough to give, to transfer and to confer to the PURCHASER, on the occasion of the Closing, the Area of Industry and the Shares and the Assets, according to the case, that will include, all the related or necessary goods for the conduction of the business of SIMÕES, in the way these are being conducted now.

5.2. The PURCHASER renders the following declarations and warranties, which should be true and correct on the Closing Date.

a) Constitution, Power and Authorization. The PURCHASER has full power to officiate this Contract, to execute its obligations now assumed and to consummate the operations contemplated in the present Contract, having been taken the whole necessary measures for the authorization and the consummation of the operation object of this Contract, not being necessary, therefore, that any additional measures be taken so that the signatures and formalization of this Contract be made.

SECTION SIX
AUDITS

6.1. Starting from the present date and until the Closing Date, the SELLERS will provide total and unrestricted access to the PURCHASER, to his lawyers and other advisers, to the Assets and Area of Industry and will give to the same, in the largest possible brevity, so that the PURCHASER can make, in an esteemed period of 30 days, the legal, accounting and financial audits, including, but without limitation, the Accounting Revision, besides the technical evaluation of the Assets, of the Area of Industry, of the Agricultural Leases and of SIMÕES, with the purpose of verifying the precision of the Declarations and Warranties presented.

SECTION SEVEN
SOLIDARY RESPONSIBILITY AND WARRANTIES

7.1. The SELLERS will answer solidarily before the PURCHASER for everybody and any values to which they were obligated, such as taxes, fiscal contributions or welfare contributions and fines, that might not have been paid by the SELLERS on the dated demanded by law, that were not furnished by SIMÕES and related to generating facts happened previously to the Closing Date, as well as any obligation, contingent or not, of civil, commercial nature, employment, environmental, welfare or fiscal of the SELLERS or that have been by these assumed for legal and related facts occurred or acts practiced previously to the Closing Date.

7.1.1. Only the SELLERS, CECÍLIA, LUCIANA, JAIRO and FÁBIO will be solidary to the OWNER OF THE LANDS, who indeed are its proprietors, who also answer for the eviction of rights, exempting from this solidarity the other SELLERS that are only shareholders of the “Destilaria Simões.”

7.2. the guarantor VIBRAPAR, in this act is the solidary guarantor and main payer of the obligations assumed by the SELLERS, rendering the following warranties in favor of the PURCHASER:

(a) Pawn over the totality of the credit rights originating from the leasing contract officiated with PETROBRÁS S/A and that has for contiguous object area of 110.000,00 m2, to the area where one finds the Refinery of Capuava installed, whose initial leasing is of R$ 70.000,00 monthly, in terms and conditions substantially identical to the Enclosure 7.2 (a), enclosure that will be agreed upon between the Parts in the period of 7 (seven) days counting from the present dates, by means of the valid celebration of the referred pawn and gives the PURCHASER on the Closing Date; and

(b) bail in the terms of the art. 818 and ss of the Brazilian Civil Code, with renouncement to the order benefit, of the art. 827;

7.3. The SELLERS recognize and agree that any cost, expense, penalty, damage, loss, damage or responsibility of any nature or species (including interest, indexation, lawyer fees and judicial and administrative costs) incurred by the PURCHASER due to the SELLERS (i) having at the Closing Date, rendered any Declaration and Warranty that are not true, complete or correct; or, (ii) not complied with obligation due of the Sections Ten and Eleven of the present Contract; Such values, in case they are raised after the payment of the Price of Acquisition and not liquidated opportunely by the SELLERS, will be (i) automatically deduced and paid starting from the warranty rendered in 7.2 (a) above; (ii) collected by means of execution of the warranty rendered in 7.2 (b) above; or (iii) by means of the collection and execution of the SELLERS.

7.4. It is allowed for the SELLERS the possibility of discussing in judgment or out of it, eventual debts raised latter and with which the same don't agree, as long as it is justified.

7.5. In case the Closing Date doesn't happen because of an audit, the evaluation and the legal revision foreseen above, verified that the declarations and warranties are not correct, or are not complete nor satisfactory, according to the PURCHASERS’ exclusive and reasonable approach, or that the debts or contingencies related to the Area of Industry or the Assets overcome those disclosed in the terms of this Contract or of its enclosures, the PURCHASER and the SELLERS should negotiate, in good faith, adjustments under the Price of Acquisition, in order to compensate the PURCHASER for any negative difference or inconsistency of the Declarations and Warranties.

7.6. The obligations contemplated in this Section Seven and the Declarations and Warranties will subsist until the end of this Contract, being valid until the end of the period of prescription and decline of each one of the respective obligations or in up to 5 (five) counted years of the Closing Date, whatever happens last.

SECTION EIGHT
INTERIM ADMINISTRATION

8.1. From the present date until the Closing Date or the end of this Contract, the SELLERS guarantee that the administration of SIMÕES and of the leased areas will be accomplished in a responsible way and maintaining the normal course of the activities of the company, executing all the normal obligations of the company, including to honor the due dates of debts and taxes.

8.2. Between the present date and the Closing Date or the end of this Contract, SIMÕES will not distribute nor promise to distribute, and the SHAREHOLDERS will not act or guide SIMÕES to distribute or will assume any commitment to distribute, to give or encumber, direct or indirectly, any of its assets, resources, including available funds of SIMÕES for any purpose, to the SHAREHOLDERS, its related parts or third parties, except by means of Extraordinary Disposition of Assets.

8.3. The ownership on the Assets, the Area of Industry negotiated or even the effective cession of the Shares will be given on the date of the effective closing of the business here agreed upon.

SECTION NINE
STATED PERIOD OF TIME AND PERIOD OF NOTICE

9.1. This Contract will be valid on this date, and it will continue to be valid and in effect until the date when any of the following events first occurs (the "Period of Duration"): (i) the accomplishment of the hereforseen operation on the closing date or (ii) the non accomplishment in a satisfactory way, at the discretion of the PURCHASER, of the Closing Conditions inside the unpostponable period of 60 (sixty) days counting from the present date, by means of simple notification to the addresses declared in clause 12.5.

9.2. The SELLER PARTS compromise to give their best efforts for all the Closing Conditions to be executed in the shortest practical time.

SECTION TEN
EXCLUSIVENESS, NON-COMPETITION

10.1. The SELLER PARTS, during the period of Validity, agree in negotiating with exclusiveness with the PURCHASER on the sale of the Area of Industry and of the Assets (in all of it or part of it), and they promise not to officiate any contract related to the Area of Industry and to the Assets, not to issue any new shares of SIMÕES, not to transfer any share that they own of SIMÕES and, not to allow the constitution of any commissions on the shares and on the business of the SELLERS, except those contemplated in this Contract. On the Date of the Closing, and in consideration to the Price of Acquisition, each SELLER promises, without there being the need of any additional documentation, to refrain, direct or indirectly, of competing with SIMÕES or with any of its parts related under any form by the five year period counting from the Closing Date, in the markets explored by SIMÕES. Except businesses located away from the SIMOES facilities in a radius of 300km minimum.

SECTION ELEVEN
CONFIDENCIALITY

11.1. Each Part should maintain secret on all the obtained information of the other part in relation to the present Contract that are not of public knowledge, that have not been known independently or developed, that has not been obtained from third parties or that are not of public knowledge by virtue of delinquency of the Part that has received it (jointly the “Confidential Information”). The “Confidential Information” (that can be oral, in writing or magnetic, being designated or not as "confidential", and that includes contact information and information referring to structure, negotiation methods or financial organization) can only be used by the receiving Part in the effectivation of the transactions contemplated in this Contract and for no other purpose. In the hypothesis of ending this Contract, all the documents (including the copies) obtained by virtue of this Contract by a Part should be returned to the other pertinent Part, however, the confidentiality obligations and limitation to the use will stay in force for the two year period after the date of the ending of the Contract. Each Part promises not to disclose and to maintain in secret the terms and conditions of this Contract, being included, but if not limiting to the compensation to be paid below, except if the divulgation of this information becomes obligatory for the consummation of the purchase and sale contemplated in this Contract, demanded by any government authority, applicable law or regulation of the stock exchange law to which the Part is submitted, or if he/she obtains the consent of all the other Parts. In the case of noncompliance of the obligations of this clause by one of the Parts, the Delinquent Part should reimburse the other for losses and damages.

SECTION TWELVE
FINAL DISPOSITIONS

12.1. The Parts, in this act, expressly, agree with everybody on the terms and conditions of the present Contract, not opposing the same, for any reason and at any time, putting under obligation, to accomplish all the acts and necessary formalities for the full and perfect formalization of the sale of the Shares, of the Assets and of the Area of Industry now contracted, including before all the competent organs, signing contractual alterations and any other documents that are made necessary for so much.

12.2. The present Contract is firmed in an irrevocable way, forcing the parts and its successors to accept the same.

12.3. The present Contract cannot have additions or be changed without the approval of all the parts, in writing, and, except for the cases expressly foreseen in this Contract, none of the Parts can give or transfer any of its rights and obligations originating from this Contract, without the consent of the other parts.

12.4. The invalidation, inefficacy or inexecutability of any of the dispositions contained in this Contract, won't invalidate nor will it turn inoperative or inexecutable any of the other dispositions of the present Contract, which will continue in force. The Parts should negotiate the necessary measures to correct such dispositions of eventual existent addictions.

12.4.1. Eventual unmotivated waiver, from part to part will give opportunity to the part that gives cause to the non accomplishment of the business a pre-fixed fine for losses and damages in the value of R$ 10.000.000,00 (ten million Reais). If the giving up is motivated then nothing will be owed by the parts, mainly the expenses with professionals that will proceed the audits mentioned.

12.5. All and any communication or notifications referring to the present Contract should be made in writing and sent to the Parts by letter registered with return notice, or by telefax for the addresses below discriminated:

SELLERS:
The communications should be sent to the addresses below:

VIBRAPAR PARTICIPAÇÕES LTDA.
JOÃO DEGUIRMENDJIAN E/OU ALEXANDRE ARGOUD MALAVAZZI
Boulevard Vicente Pinzon 173, 13° floor
Villa Olímpia - CEP 04547-130 - Sao Paulo-SP

PURCHASER:
The communications should be sent to the addresses below:

IVO TOLESANO
Rua Funchal 375, group 81
Villa Olímpia - CEP 04551-060 - Sao Paulo-SP
Fax (11) 3044-0342
c.c. MHMK - Sociedade de Advogados
Attn: Byung Soo Hong
Av. Brigadeiro Faria Lima, 1461, 12° andar
Fax (11) 3094-7820

12.6. The present Contract is governed by the laws of the Federative Republic of Brazil and any work or conflict coming of this Summary should be solved exclusively before the Forum of the District of the City of São Paulo, Brazil.

Therefore, being just and contracted, the parts sign the present contract in 08 (eight) copies, of the same text, in the presence of the two witnesses below.

São Paulo, December 27, 2006.

FOR THE “DESTILARIA DE ALCOOL SIMOES LTDA.” AND AS SHAREHOLDERS, INDIVIDUALLY

___________________________	____________________________
UNIVEN PETROQUIMICA LTDA.	UNIVEN PETROQUIMICA LTDA. JOÃO DEGUIRMENDJIAN
ALEXANDRE ARGOUD MALAVAZZI

/s/ Werner José Brancaglion Rottgering	/s/Eunice Granato Quecine
WERNER JOSÉ BRANCAGLION ROTTGERING	EUNICE GRANATO QUECINE

/s/Luciana Simões De Almeida Kfour	/s/ Jairo Simões De Almeida
LUCIANA SIMÕES DE ALMEIDA KFOUR	JAIRO SIMÕES DE ALMEIDA

/s/ Fábio Simões De Almeida
FÁBIO SIMÕES DE ALMEIDA

(this sheet of signatures is part of this Private Instrument of Purchase and Sale and Other Settlements officiated on this date and has as object the alienation of the shares or assets of the Destilaria Simões Ltda and of the Area of Industry)

São Paulo, December 27, 2006

FOR THE GUARANTOR

/s/ Alexandre Argoud Malavazzi	/s/ João Deguirmendjian
VIBRAPAR ADM E PART LTDA	VIBRAPAR ADM E PART LTDA
ALEXANDRE ARGOUD MALAVAZZI	JOÃO DEGUIRMENDJIAN

FOR THE OWNER OF THE LANDS

/s/ Cecília Sansigolo Simões De Almeida	/s/ Fábio Simões De Almeida
CECÍLIA SANSIGOLO SIMÕES DE ALMEIDA	FÁBIO SIMÕES DE ALMEIDA

/s/ Luciana Simões De Almeida Kfour	/s/ Jairo Simões De Almeida
LUCIANA SIMÕES DE ALMEIDA KFOUR	JAIRO SIMÕES DE ALMEIDA

FOR THE PURCHASER

/s/ Ivo Tolesano Júnior
COMANCHE DO BRASIL PARTICIPAÇÕES LTDA
IVO TOLESANO JÚNIOR

Witnesses:

1. ________________________________	2. _______________________________
Name:	Name:
RG:	RG:

Lists of Enclosures to the Contract:

Enclosure A: “Area of Industry”
Enclosure B: “Agricultural Leases”
Enclosure C:  “Assets (except the Agricultural Leases)”
Enclosure D:  “Debts and Existent Obligations”
Enclosure 3.5: “Distribution of the Price of Acquisition”
Enclosure 7.2: “Model of Pawning Contract”

Enclosure 3.5 - Distribution of the Acquisition Price*

		Banking Information
Seller	CPF/CNPJ	Bank	Agency	Account no.	Amount
Cecília	110.344.728-95	001	0511-8	4183-1	R$ 1.000.000,00
Werner	148.076.058-79	353	2063	01-000007-3	R$ 2.400.000,00
Eunice	139.451.688-64	341	54	64419-0	R$ 2.400.000,00
Luciana	099.323.948-06	33	193	01-004596-6	R$ 480.000,00
Fabio	026.981.498-17	237	284-4	065380-2	R$ 2.160.000,00
Jairo	026.981.488-45	001	511	12218-1	R$ 2.160.000,00
Univen (paid to Vibrapar)	04.211.528/0001-60	237	2846-0	5011-3	R$ 3.000.000,00
Univen (paid to Brasken S.A.)	42.150.391/0001-70	237	826-5	18741-0	R$ 15.000.000,00
Univen (paid to Petrovia)	04.218.218/0001-78	353	2063	13-000093-9	R$ 16.990.848,00
Univen**	67.276.923/0001-41	237	2860-6	4600-0	R$ 17.409.152,00
				Total	R$ 63.000.000,00

* amount which eventualy might change, will be compensated exclusively from the amount owed to Univen.

** Univen can request change of account for deposit or other type of receiving funds.

São Paulo, December 27, 2006

DESTILARIA DE ÁLCOOL SIMÕES

          Date: Jan.17, 2007

DESCRIPTION	PRICE	YEAR	PAID	TO PAY	BALANCE
2 towing vehicles Facchini	116.400,00	2006	100.475,00	15.925,00	2 payments
2 Volvo trucks	499.870,00	2006	361.090,00	138.780,00	3 payments
1 680 Massey tractor	140.000,00	2006	140.000,00	0,00	0
1 292 Massey tractor	90.000,00	2006	90.000,00	0,00	0
2 towing vehicles Facchini 1 semi towing vehicle Facchini 2 clew-line Facchini	230.000,00	2006	230.000,00	0,00	0
1 clew-line Massey	38.000,00	1986	38.000,00	0,00	0
1 clew-line Motocana	62.000,00	2006	62.000,00	0,00	0
1 290 Massey tractor	68.000,00	2006	68.000,00	0,00	0
1 680 Massey tractor	157.000,000	2005	157.000,00	0,00	0
1 Ford F600 truck	20.000,00	1979	20.000,00	0,00	0
1 Ranger truck	18.000,00	-	18.000,00	0,00	0
1 Kombi (van)	10.000,00	-	10.000,00	0,00	0
1 Mercedes truck	105.000,00	1991	105.000,00	0,00	0
2 wagons / 2 julietas	120.000,00	Unimil	120.000,00	0,00	0
1 Ford 6600 tractor	15.000,00	-	15.000,00	0,00	0
1 Ford 6610 truck	25.000,00	-	25.000,00	0,00	0
1 New Holand wagon	100.000,00	-	100.000,00	0,00	0
1 Ford F600 truck	20.000,00	1975	20.000,00	0,00	0
1 levelling motor	130.000,00	-	130.000,00	0,00	0
1 clew line shovel W18	110.000,00	1986	110.000,00	0,00	0
1 digging machine HS96 Massey	150.000,00	2004	150.000,00	0,00	0
1 tractor Valmet with drill	20.000,00	1985	20.000,00	0,00	0
1 mercedez 2215 water truck	45.000,00	1984	45.000,00	0,00	0
Rotão e canos (Rotator and Tubes)	140.000,00	-	140.000,00	0,00	0
1 Peuget truck 1 30.000 (vinhaça) semi tank truck 1 F1000 truck	50.000,00	-	50.000,00	0,00	0
3 semi truck (de vinhaça)	130.000,00	2005	130.000,00	0,00	0
Implements (Agriculture) 1 Sprayer Jacto 2005 1 Leveling grate Tatu 2005 1 ‘terradiador’ Tatu 2005 1 plower grate Tatu 2005 1 ‘subsolador’ Tatu 2005 1 cultivator DMB 2005 1 sugar cane coverer BMB 2005	100.000,00	2005	100.000,00	0,00	0
1 tractor 292/4	90.000,00	2005	90.000,00	0,00	0
1 tractor 680/4	140.000,00	2006	140.000,00	0,00	0
3 semi trucks for planting	16.500,00	2006	16.500,00	0,00	0
1 plower grate	19.000,00	2006	19.000,00	0,00	0
1 Mercedes Bens /87 bus	28.000,00	1987	28.000,00	0,00	0
1 sprayer Jacto 2005	25.800,00	2007	6.450,00	19.350,00	3 payments
Total	3.028.570,00	-	2.854.515,00	174.055,00	-